UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Diageo Capital plc

(Exact name of Registrant as Specified in Its Charter)

Scotland	None
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Edinburgh Park, 5 Lochside Way, Edinburgh, Scotland	EH12 9DT
(Address of Principal Executive Office)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: No. 333-165815

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

4.828% Notes due 2020	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-165815), dated April 13, 2010, on Form F-4 pursuant to the Securities Act of 1933, which was declared effective on April 14, 2010.  Such registration statement includes a prospectus, dated April 14, 2010 (the “Prospectus”), relating to the securities to be registered hereunder (the “Securities”).  The Registrant incorporates by reference the Prospectus to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered.

This registration statement relates to $696,000,000 aggregate principal amount of the Registrant’s 4.828% Notes due 2020.  Reference is made to the information set forth under the headings “Description of the New Notes” and “Tax Considerations” in the Prospectus, which information is incorporated herein by reference.

Item 2.  Exhibits.

Pursuant to the Instructions as to exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this registration statement:

1.1                                 Prospectus (incorporated herein to the extent provided in Item 1 above by reference to the Prospectus).

1.2                                 Indenture, among the Registrant, Diageo plc, as Guarantor (the “Guarantor”), and The Bank of New York Mellon, as Trustee, dated as of August 3, 1998 (the “Indenture”) (incorporated by reference to Exhibit 4.1 to Diageo plc’s registration statement on Form F-1 (File No. 333-8874)).

1.3                                 Officer’s Certificate of the Registrant and the Guarantor pursuant to Section 301 of the Indenture setting forth the terms of the Securities.

1.4                                 Form of Global Security and Guarantee relating thereto (included in Exhibit 1.3 hereof).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Diageo Capital plc
(Registrant)

Date: May 14, 2010	By:	/s/ P.D. TUNNACLIFFE
		Name:	P.D. Tunnacliffe
		Title:	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Prospectus (incorporated herein to the extent provided in Item 1 above by reference to the Prospectus).

1.2

Indenture, among the Registrant, the Guarantor and The Bank of New York Mellon, as Trustee, dated as of August 3, 1998 (the “Indenture”) (incorporated by reference to Exhibit 4.1 to Diageo plc’s registration statement on Form F-1 (File No. 333-8874)).

1.3	Officer’s Certificate of the Registrant and the Guarantor pursuant to Section 301 of the Indenture setting forth the terms of the Securities.

1.4	Form of Global Security and Guarantee relating thereto (included in Exhibit 1.3 hereof).